Exhibit 10.4
DEEP WELL OIL & GAS, INC.

INDEPENDENT CONTRACTOR AGREEMENT

1.
THIS AGREEMENT, made this 8 day of June, 2004 between, Deep Well Oil & Gas, Inc.; hereinafter referred to as “Company”, located at Suite 1804, Sun Life Plaza, 144 Fourth Avenue S. W., Calgary, Alberta and Menno Wiebe, an individual; hereinafter referred to as “Independent Contractor”, collectively referred to as the “Parties”.

RECITALS

2.
Independent Contractor is engaged in providing professional business services, with their principal place of business at 310 Garrison Sq. SW Calgary, Alberta, T2T 6B3. Independent Contractor represents that he or she has complied with all, Federal, Provincial and/or State, and local laws regarding business permits, sales permits, licenses, reporting requirements, tax withholding requirements, and other legal requirements of any kind that may be required to carry out said business and the Scope of Work which is to be performed as an Independent Contractor pursuant to this Agreement. Independent Contractor is or remains open to conducting similar tasks or activities for entities other than the Company and holds himself or herself out to the public to be a separate business entity.

3.
Company desires to engage and contract for the services of independent Contractor to perform certain tasks as set forth below. Independent Contractor desires to enter into this Agreement and perform as an independent contractor for the company and is willing to do so on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the above recitals and the mutual promises and conditions contained in this Agreement, the Parties agree as follows:

STATUS OF INDEPENDENT CONTRACTOR

4.
This Agreement does not constitute a hiring by either party. It is the parties intention that Independent Contractor shall have an independent contractor status and not be an employee for any purposes, including, but not limited to, the application of the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Tax Act, the provisions of the Internal Revenue Code, the State Revenue and Taxation Code relating to income tax withholding at the source of income, the Workers’ Compensation Insurance Code 40 1(k) and other benefit payments and third party liability claims. Independent Contractor shall retain sole and absolute discretion in the manner and means of carrying out their activities and responsibilities under this Agreement. This Agreement shall not be considered or construed to be a partnership or joint venture, and the Company shall not be liable for any obligations incurred by Independent Contractor unless specifically authorized in writing. Independent Contractor shall not act as an agent of the Company, ostensibly or otherwise, nor bind the Company in any manner, unless specifically authorized to do so in writing.

TASKS, DUTIES, AND SCOPE OF WORK

5.	Independent Contractor agrees to devote as much time, attention, and energy as necessary to complete or achieve the following:

	a.	To provide a Geological Assessment and Economic Analysis Report and Presentation hereinafter referred to as “Report” suitable for the presentation to the Investment Banking Community.
b.
The specific property referred to in the Report shall be define those lands found within the Sawn Lake Oil Sands Project, Alberta, Canada and controlled by Mikwec Energy Canada Ltd. subject to the terms and conditions of Attachment A, “The Area of Exclusion”.

c.
To present the Report and to represent the Company with reference to the technical content of the Report at such meetings and demonstrations as may be held from time to time and presented to representatives of the Investment Community as may be required, including those meetings that may occur overseas.

	d.	To improve upon and to update the Report as required from time to time, as economic conditions and/or the Company situation change as the case may be.

6.
The above item 5 to be referred to in this Agreement as the “Scope of Work.” It is expected that the Report contained within the Scope of Work will be substantially completed by June 30, 2004. Further effort by the Independent Contractor on behalf of the Company executing the Scope of Work including such travel time as may be required shall be invoiced to the company on a per incident basis.

7.
Independent Contractor shall additionally perform any and all tasks and duties associated with the Scope of Work set forth above, including but not limited to, work already being performed or related change orders. Independent Contractor shall not be entitled to engage in any activities which are not expressly set forth by this Agreement.

8.
Other Projects, Properties and/or Prospects may, from time to time, be appended to the Independent Contractor’s Tasks, Duties, and Scope of Work by way of execution of a separate Independent Contractor Agreement.

9.
The books and records related to the Scope of Work set forth in this Agreement shall be maintained by the Independent Contractor at the Independent Contractor’s principal place of business and open to inspection by Company during regular working hours. Documents to which Company will be entitled to inspect include, but are not limited to, any and all contract documents, change orders/purchase orders and work authorized by Independent Contractor or Company on existing or potential projects related to this Agreement.

10.
Independent Contractor shall be responsible to the management and directors of Company, but Independent Contractor will not be required to follow or establish a regular or daily work schedule, Independent Contractor shall supply all necessary equipment, materials and supplies. Independent Contractor will not rely on the equipment or offices of Company for completion of tasks and duties set forth pursuant to this Agreement. Any advice given to Independent Contractor regarding the Scope of Work shall be considered a suggestion only, not an instruction. Company retains the right to inspect, stop, or alter the work of Independent Contractor to assure its conformity with this Agreement.

COMPENSATION

11.	Independent Contractor shall be entitled to compensation for performing those tasks and duties related to the Scope of Work as follows:

	a.	Such compensation of CAN$800.00 per day shall become due and payable to Independent Contractor upon receiving an invoice upon completion of the Report.
b.
Such compensation as may be necessary for further tasks and duties related to the Scope of Work after completion of the Report shall become due and payable to Independent Contractor upon receiving an invoice at a rate of CAN$800.00 per day.

	c.	The minimum per diem invoice-able is one half day.
d.
While providing such services as described above in the Scope of Work, Independent Contractor shall be entitled to receive, subject to all applicable corporate and regulatory approvals and compliance with any conditions to such approval, options to purchase up to 900,000 common shares of Company exercisable three (3) years from the date of grant at an exercise price per common share equal to US$.75 subject to standard vesting and anti-dilution provisions set forth below.

e.
Those Options received above shall become vested at a rate of not greater than 1% of 900,000 per calendar quarter for the first 36 months, the first quarter commencing no sooner than first day of the month following the signing date of this Independent Contractor Agreement. After the completion of the 36 month vesting period and if the Independent Contractor Agreement has not been terminated, the remaining unexercised options shall become fully vested.

f.
The Independent Contractor acknowledges that the common shares of Company issued upon exercise of vested stock options shall be subject to any resale restrictions under applicable United States Securities Laws, and including applicable law in Alberta.

g.
The Independent Contractor shall be entitled to be reimbursed for any expenses and disbursements as may be incurred in providing the services to Company that have been approved in advance by the President or Vice President of Company.

NOTICE CONCERNING WITHHOLDING OF TAXES

12.
Independent Contractor recognizes and understands that it will receive an IRS 1099 statement and related tax statements, and will be required to file corporate and/or individual tax returns and to pay taxes in accordance with all provisions of applicable Federal and Provincial and/or State laws. Independent Contractor hereby promises and agrees to indemnify Company for any damages or expenses, including attorney’s fees, and legal expenses, incurred by Company as a result of independent contractor’s failure to make such required payments.

AGREEMENT TO WAIVE RIGHTS TO BENEFITS

13.
Independent Contractor hereby waives and foregoes the right to receive any benefits given by Company to its regular employees, including, but not limited to, health benefits, vacation and sick leave benefits, profit sharing plans, such as 40 1(k) plans. This waiver is applicable to all non-salary benefits which might otherwise be found to accrue to the Independent Contractor by virtue of their services to Company, and is effective for the entire duration of Independent Contractor’s agreement with Company. This waiver is effective independently of Independent Contractor’s employment status as adjudged for taxation purposes or for any other purpose.

TERMINATION

14.
This Agreement may be terminated at will prior to the completion or achievement of the Scope of Work by either party giving 30 days written notice. Such termination shall not prejudice any other remedy to which the terminating party may be entitled, either by law, in equity, or under this Agreement.

NON-DISCLOSURE OF TRADE SECRETS, CUSTOMER LISTS AND OTHER PROPRIETARY INFORMATION

15.
Independent Contractor agrees not to disclose or communicate, in any manner, either during or after Independent Contractor’s agreement with Company, proprietary information about Company, its operations, clientele, or any other proprietary information, that relate to the business of Company including, but not limited to, the names of its customers, its marketing strategies, operations, or any other information of any kind which would be deemed confidential, a trade secret, a customer list, or other form of proprietary information of Company. Independent Contractor acknowledges that the above information is material and confidential and that it affects the profitability of Company. Independent Contractor understands that any breach of this provision, or that of any other Confidentiality and Non-Disclosure Agreement, is a material breach of this Agreement. To the extent Independent Contractor feels they need to disclose confidential information, they may do so only after obtaining written authorization from the President or Vice President of the Company.

NON-SOLICITATION COVENANT

16.
Independent Contractors shall not, during the Agreement and for a period of one year immediately following termination of this Agreement, either directly or indirectly, call on, solicit, or take away, or attempt to call on, solicit, or take away, any of the customers or clients of the Company on whom Independent Contractor called or became acquainted with during the terms of this Agreement, either for their own benefit, or for the benefit of any other person, firm, corporation or organization.

NON-RECRUIT COVENANT

17.
Independent Contractor shall not, during this Agreement and for a period of one year immediately following termination of this agreement, either directly or indirectly, recruit any of Company’s employees for the purpose of any outside business.

RETURN OF PROPERTY

18.
On termination of this Agreement, or whenever requested by the parties, each party shall immediately deliver to the other party all property in its possession, or under its care and control, belonging to the other party to them, including but not limited to, proprietary information, customer lists, trade secrets, intellectual property, computers, equipment, tools, documents, plans, recordings, software, electronic data records and all related records or accounting ledgers.

EXPENSE ACCOUNTS

19.
Independent Contractor and the Company agree to maintain separate accounts in regards to all expenses related to performing the Scope of Work. Independent Contractor is solely responsible for payment of expenses incurred pursuant to this Agreement unless provided otherwise in writing by the President or Vice President of the company. Independent Contractor agrees to execute and deliver any agreements and documents prepared by Company and to do all other lawful acts required to establish document and protect such rights.

WORKS FOR HIRE

20.
Independent Contractor agrees that the Scope of Work, all tasks, duties, results, inventions and intellectual property developed or performed pursuant to this Agreement are considered “works for hire” and that the results of said work is by virtue of this Agreement assigned to the Company and shall be the sole property of Company for all purposes, including, but not limited to, copyright, trademark, service mark. patent. and trade secret laws.

LEGAL COMPLIANCE

21.
Independent Contractor is encouraged to treat all company employees, customers, clients, business partners and other affiliates with respect and responsibility. Independent Contractor is required to comply with all laws, ethical codes and company policies, procedures, rules or regulations, including those forbidding sexual harassment, discrimination, and unfair business practices.

LICENSING, WORKERS’ COMPENSATIONAND GENERAL LIABILITY INSURANCE

22.
Independent Contractor agrees to immediately supply the Company with proof of any licensing status required to perform the Scope of Work pursuant to this Agreement, Workers’ Compensation Coverage where required by law and General Liability Insurance, upon request of the Company.

PERSONS HIRED BY INDEPENDENT CONTRACTOR

23.
All persons hired by Independent Contractor to assist in performing the tasks and duties necessary to complete the Scope of Work shall be the employees of Independent Contractor unless specifically indicated otherwise in an agreement signed by all parties. Independent Contractor shall immediately provide proof of Workers’ Compensation insurance and General Liability insurance covering said employees, upon request of the Company.

NOTICES

24.
Any notice to be given hereunder by any party to the other may be affected either by personal delivery in writing, or by mail, registered or certified, postage pre-paid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraphs of this Agreement, but each party may change their address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing. Independent Contractor agrees to keep Company current as to their business and mailing addresses, as well as telephone, facsimile, e-mail and pager numbers.

ATTORNEY’S FEES AND COSTS

25.
If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements incurred both before or after judgment in addition to any other relief to which such party may be entitled.

MEDIATION AND ARBITRATION

26.
Any controversy between the parties to this Agreement involving the construction or application of any of the terms, provisions, or conditions of this Agreement, shall on written request of either party served on the other, be submitted first to mediation and then if still unresolved to binding arbitration. Said mediation or binding arbitration shall comply with and be governed by the provisions of the American Arbitration Association for Commercial Disputes unless the Parties stipulate otherwise. The attorneys’ fees and costs of arbitration shall be borne by the losing party, as set forth in paragraph 24 above, unless the Parties stipulate otherwise, or in such proportions, as the arbitrator shall decide.

INDEMNIFICATION

27.
Independent Contractor shall defend, indemnify, hold harmless, and insure Company from any and all damages expenses or liability resulting from or arising out of, any negligence or misconduct on Independent Contractor’s part, or from any breach or default of this Agreement which is caused or occasioned by the acts of Independent Contractor. Independent Contractor shall insure that its employees and affiliates take all actions necessary to comply with the terms and conditions set forth in this Agreement. Independent Contractor shall name Company as an additional insured on all related insurance policies including workers compensation, and general liability.

CONTAINMENT OF ENTIRE AGREEMENT

28.
This Agreement is an independent document and supersedes any and all other Agreements, either oral or in writing, between the parties hereto, except for any separately signed Confidentiality, Trade Secret, Non-Compete or Non-Disclosure Agreements to the extent that these terms are not in conflict with those set forth herein.

REPRESENTATION

29.
Each party of this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party hereto, or anyone acting on behalf of any party hereto, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement shall be effective only if it is in writing, signed and dated by all parties hereto.

PARTIAL INVALIDITY

30.
If any provision of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

LAWS OF NEVADA

31.
The Parties agree that this Agreement shall for all purposes be construed and interpreted according to the laws of the State of Nevada, and that the courts having jurisdiction with respect to matters relating to this Agreement shall be the courts of said State, to the jurisdiction of which courts the parties by their execution of this Agreement do hereby submit.

COUNTERPART EXECUTION

32.	This Agreement may be executed by the parties in counterpart and when each party has executed a counterpart, all counterparts taken together shall constitute one agreement.

Executed this 18th day of June, 2004, at Calgary, Alberta.

Independent Contractor

By:	/s/ Menno Wiebe

Menno Wiebe

Deep Well Oil & Gas, Inc.

By:	/s/ Steven Gawne

Steven Gawne President/CEO